Exhibit 23.4

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report, dated March 19, 1999 on United Telekabel Holding N.V. included in this Annual Report on Form 10-K, into previously filed Registration Statement File Nos. 33-81876, 33-87326, 333-00226, 333-68641 and 333-71963.


                                      ARTHUR ANDERSEN


Amstelveen, The Netherlands
May 14, 1999